Exhibit 4.5

Execution Copy

SHERIDAN ACQUISITION CORP.

(to be merged with and into The Sheridan Group, Inc.)

$105,000,000 10¼% Senior Secured Notes due 2011

JOINDER TO THE REGISTRATION RIGHTS AGREEMENT

August 21, 2003

JEFFERIES & COMPANY, INC.

11100 Santa Monica Boulevard

10th Floor

Los Angeles, California 90025

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement (the “Registration Rights Agreement”) dated August 21, 2003, by and among Sheridan Acquisition Corp., a Delaware corporation (the “Issuer”), on the one hand, and Jefferies & Company, Inc. (the “Initial Purchaser”), on the other hand.  Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Registration Rights Agreement.

The Issuer and each of the Guarantors listed on the signature pages hereto agree that this letter agreement is being executed and delivered in connection with the issue and sale of the Notes and the Guarantees pursuant to the Purchase Agreement and to induce the Initial Purchase to purchase the Notes and the Guarantees thereunder and is being executed concurrently with the consummation of the Acquisition and effectiveness of the Merger.

1.             Joinder.  Each of the parties hereto hereby agrees to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a Guarantor therein and as if such party executed the Registration Rights Agreement on the date thereof.

2.             GOVERNING LAW.  THIS LETTER AGREEMENT SHALL BE CONSTRUED AND INTERPRETED, AND THE RIGHTS OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF NEW YORK CIVIL PRACTICE LAWS AND RULES.

3.             Counterparts.  This letter agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

4.             Amendments.  No amendment or waiver of any provision of this letter agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

5.             Headings.  The headings in this letter agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[signature pages follow]

2

If the foregoing is in accordance with your understanding of this letter agreement, kindly sign and return to us a counterpart thereof, whereupon this instrument will become a binding agreement among the Issuer, the Guarantors parties hereto and the Initial Purchaser in accordance with its terms

Very truly yours,

Guarantors

CAPITAL CITY PRESS, INC.

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Treasurer

DARTMOUTH PRINTING COMPANY

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Treasurer

DARTMOUTH JOURNAL SERVICES, INC.

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Treasurer

SHERIDAN BOOKS, INC.

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Treasurer

THE SHERIDAN GROUP HOLDING COMPANY

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: President

THE SHERIDAN PRESS, INC.

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Treasurer

UNITED LITHO, INC.

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Treasurer

ACCEPTED AND AGREED TO:

JEFFERIES & COMPANY, INC.

By:	/s/ Brent Stevens
Name: Brent Stevens
Title: Executive Vice President